As filed with the Securities and Exchange Commission on December 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GBS, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3829	82-1512711
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

708 Third Avenue, 6th Floor

New York, New York 10017

Telephone: (646) 828-8258

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Harry Simeonidis

Chief Executive Officer and President

708 Third Avenue, 6th Floor

New York, New York 10017

Telephone: (646) 828-8258

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ralph V. De Martino, Esq.	Robert F. Charron, Esq.
Schiff Hardin LLP	Ellenoff Grossman & Schole LLP
901 K Street, NW, Suite 700	1345 Avenue of the Americas
Washington, DC 20001	New York, New York 10020
Telephone: (202) 724-6848	Telephone: (212) 931-8704

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-232557

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units:	$4,383,531	$478.24
Common stock, par value $0.01 per share	$-	$-
Warrants to purchase common stock
Shares of common stock issuable upon exercise of the Series A Warrants	$2,191,765	$239.12
Shares of common stock issuable upon exercise of the Series B Warrants	$4,383,531	$478.24
Series B Convertible Preferred Stock
Shares of common stock underlying the Series B Convertible Preferred Stock
Underwriter’s warrants
Common stock underlying Underwriters’ warrants	$209,647	$22.87
Total	$11,168,475	$1,218.47

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-232557), as amended, is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $55,842,378 on the Registration Statement on Form S-1 (File No. 333-232557), for which a filing fee of $6,092.40 was previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the independent registered public accounting firm of GBS, Inc. (“Company”). This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-232557), as amended, including the exhibits and power of attorney thereto (the “Initial Registration Statement”), initially filed by the Company on July 5, 2019 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 22, 2020. The Company is filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price of the Units in the offering subject of the Initial Registration Statement. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, NY on December 22, 2020.

GBS, INC.
(Registrant)

By:	/s/ Harry Simeonidis
Harry Simeonidis
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Harry Simeonidis	President, Chief Executive Officer and Director	December 22, 2020
Harry Simeonidis

/s/ Spiro Sakiris	Chief Financial Officer	December 22, 2020
Spiro Sakiris	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Chairman of the Board	December 22, 2020
Steven Boyages MB BS, PhD

/s/ *	Director	December 22, 2020
Victoria Gavrilenko

/s/ *	Director	December 22, 2020
Jonathan Hurd

/s/ *	Director	December 22, 2020
Leon Kempler

/s/ *	Director	December 22, 2020
George Margelis, M.D.

/s/ *	Director	December 22, 2020
Tom Parmakellis, M.D.

/s/ *	Director	December 22, 2020
Jonathan Sessler, Ph.D.

/s/ *	Director	December 22, 2020
Christopher Towers

/s/ *	Director	December 22, 2020
Lawrence Fisher

By:	* Spiro Sakiris
Spiro Sakiris, Attorney in fact

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Schiff Hardin LLP as to legality of the securities being registered.
23.1	Consent of BDO Audit Pty Ltd.
23.2	Consent of Schiff Hardin LLP (included in Exhibit 5).
24.1	Power of Attorney (Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-232557) and incorporated herein by reference)